Exhibit 99.1

Archrock to Acquire Natural Gas Compression Systems, Inc.

•	Business includes approximately 351,000 horsepower, comprised of 316,000 operating horsepower and a 35,000 horsepower backlog of contracted new equipment

•	Aligns with Archrock’s focus on large horsepower compression with blue-chip customers

•	Complements and deepens Archrock’s existing operations in the Permian Basin

•	Expands Archrock’s electric motor drive compression capabilities as customer demand for low carbon solutions continues to grow

•	The $357 million transaction is expected to be immediately accretive to Archrock’s earnings per share and cash available for dividend per share

HOUSTON and TRAVERSE CITY, Michigan, March 10, 2025 – Archrock, Inc. (NYSE: AROC) (“Archrock”) and Natural Gas Compression Systems, Inc. (“NGCSI”), a high-quality provider of contract gas compression services, today announced that they have entered into definitive agreements under which Archrock will acquire NGCSI and NGCSE, Inc. (“NGCSE”) (collectively “NGCS”), in a cash and stock transaction valued at approximately $357 million.

“We’re excited to announce our agreement to acquire NGCS, which further enhances our position as a premier provider of natural gas compression services in the United States,” said Brad Childers, President and Chief Executive Officer of Archrock. “With the addition of NGCS’s portfolio of high-quality, large horsepower and electric compression assets, we are increasing our scale and expanding customer relationships as demand for natural gas and compression remains robust. Additionally, by deepening our operational footprint in the premier Permian Basin and other key regions, we will continue to align our resources with profitable, high-demand market segments. We have been disciplined about transforming our portfolio by investing in attractive, high-return opportunities, and believe that this transaction will enable us to build on these efforts and drive durable, profitable growth for Archrock shareholders.”

Childers continued, “As with Archrock, we recognize that NGCS’s success starts with its dedicated, highly-talented employees. We have a successful integration track record, and are enthusiastic about welcoming the NGCS team into the Archrock family as we work together to maximize uptime for our customers and to power a cleaner America.”

“Archrock shares our commitments to safety, operational excellence and putting the customer first,” said A.J. Yuncker, President and Chief Executive Officer of NGCSI. “NGCS and Archrock have highly complementary operations and capabilities, and we believe our customers and employees will benefit from Archrock’s scale, experience and financial strength.”

Compelling Strategic and Financial Benefits

•	Increases total operating horsepower: Together, Archrock and NGCS will have pro forma operating horsepower of over 4.5 million.

•	Expands presence in Permian Basin and other key oil and gas regions: 71% of NGCS’s compression horsepower is operating in the Permian Basin; the combination is expected to increase Archrock’s Permian Basin compression capacity by 10%, to approximately 2.5 million horsepower.

•	Enhances capacity to serve growing demand for lower carbon solutions: NGCS’s operating electric motor drive compression equipment totaling approximately 78,000 horsepower are complementary to Archrock’s growing electric motor drive compression operations and increases Archrock’s electric motor drive compression horsepower to approximately 815,000.

•	Immediate accretion: The transaction is expected to be immediately accretive to Archrock’s earnings per share and cash available for dividend per share by the end of 2025.

•	Compelling multiple: The purchase price represents a transaction multiple of less than 7.0x expected run-rate of annualized July 2025 adjusted EBITDA, exclusive of any anticipated synergies.

Transaction, Leadership and Closing Details

Under the terms of the agreement, Archrock intends to fund the $298 million cash portion of the total consideration with available capacity under its ABL credit facility. Archrock will issue up to 2.312 million new Archrock common shares to the sellers to fund the remaining transaction value. The transaction funding approach is consistent with Archrock’s stated target leverage ratio range of between 3.0 times and 3.5 times.

The transaction has been unanimously approved by the Board of Directors of Archrock and is expected to close in the second quarter of 2025, subject to customary closing conditions.

Advisors

Citi is serving as financial advisor and Latham & Watkins LLP is acting as legal advisor to Archrock. Intrepid Partners, LLC is serving as financial advisor and Honigman LLP is acting as legal advisor to NGCS.

About Archrock

Archrock is an energy infrastructure company with a primary focus on midstream natural gas compression and a commitment to helping its customers produce, compress and transport natural gas in a safe and environmentally responsible way. Headquartered in Houston, Texas, Archrock is a premier provider of natural gas compression services to customers in the energy industry throughout the U.S. and a leading supplier of aftermarket services to customers that own compression equipment. For more information on how the Company embodies its purpose, WE POWER A CLEANER AMERICA™, visit www.archrock.com.

About NGCS

NGCS is a high-quality provider of natural gas compression equipment and services used in the production and transportation of natural gas, with a culture based on preventative maintenance and customer run-time. NGCS specializes in large horsepower compression for both gas lift and midstream applications. NGCS’s homogenous fleet of gas-fired and electric motor drive compressors are deployed with blue-chip customers, primarily in the Permian Basin.

NGCS consists of privately held companies, and NGCSI was started by six founders via a private placement in 2001. Four of the six founders started their careers as compressor mechanics.

Non-GAAP Measures

Adjusted EBITDA, a non-GAAP measure, is defined as net income (loss) excluding interest expense, income taxes, depreciation and amortization, long-lived and other asset impairment, unrealized change in fair value of investment in unconsolidated affiliate, restructuring charges, debt extinguishment loss, transaction-related costs, non-cash stock-based compensation expense, amortization of capitalized implementation costs and other items. Archrock has not provided projected net income from the assets to be acquired, the most comparable financial measure calculated in accordance with GAAP, or a reconciliation of projected adjusted EBITDA to projected net income of the assets to be acquired. Archrock does not control the assets to be acquired or prepare the related financial statements. Archrock is unable to provide projected net income of the assets to be acquired or a reconciliation of the projected adjusted EBITDA of the assets to be acquired to projected net income from those assets because the calculation of projected adjusted EBITDA was based on, among other things, projected utilization and rate information combined with high-level, operating expense assumptions related to the assets to be acquired. As such, Archrock does not have sufficient information to project net income from the assets to be acquired, nor does Archrock have sufficient information regarding all of the reconciling items that may exist between projected adjusted EBITDA and projected net income for the assets to be acquired. Therefore, projected net income of the assets to be acquired and a reconciliation of projected adjusted EBITDA of the assets to projected net income from those assets are not available without unreasonable effort.

Forward-Looking Statements

All statements in this release (and oral statements made regarding the subjects of this release) other than historical facts are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and factors that could cause actual results to differ materially from such statements, many of which are outside the control of Archrock. Forward-looking information includes, but is not limited to statements regarding the expected benefits of the proposed transaction, including its expected accretion and the expected impact on Archrock’s EBITDA, leverage ratio, dividend growth and dividend coverage; the anticipated completion of the proposed transaction and the timing thereof; plans and objectives of management for future operations; structural and process improvement initiatives, the expected timing thereof, Archrock’s ability to successfully effect those initiatives and the expected results therefrom; and statements regarding Archrock’s dividend policy.

While Archrock believes that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties in predicting certain important factors that could impact the future performance or results of its business. The factors that could cause results to differ materially from those indicated by such forward-looking statements include, but are not limited to: the failure to complete the proposed transaction or to realize the anticipated accretion, dividend growth and coverage, potential synergies and other anticipated strategic benefits of the transaction within the expected time frames or at all; the possible diversion of management time on transaction-related issues; the risk that the requisite approvals to complete the transaction will not be obtained; changes in customer, employee or supplier relationships of Archrock or NGCS; local, regional and national economic and financial market conditions and the impact they may have on Archrock, NGCS and their respective customers; future regulatory conditions, including changes in tax laws; conditions in the oil and gas industry, including a sustained decrease in the level of supply or demand for oil or natural gas or a sustained decrease in the price of oil or natural gas; changes in economic conditions in key operating markets; the financial condition of Archrock’s or NGCS’s customers; the failure of any customer of Archrock or NGCS to perform its contractual obligations; changes in safety, health, environmental and other regulations; the effectiveness of Archrock’s control environment, including the identification of control deficiencies; estimated transaction and integration costs associated with the proposed transaction; the retention of certain key employees of NGCS; and Archrock’s ability to successfully integrate the operations of NGCS; Archrock’s ability to pay dividends in the future; risks associated with the concentration of Archrock’s significant customers; volatility of Archrock’s common stock; the risk of dilution of Archrock’s common stock; provisions in Archrock’s governing documents that may make a change of control more difficult and Archrock’s ability to issue preferred stock with terms that could adversely affect the voting power and value of Archrock’s common stock.

These forward-looking statements are also affected by the risk factors, forward-looking statements and challenges and uncertainties described in Archrock’s Annual Report on Form 10-K for the year ended December 31, 2024, and those set forth from time to time in Archrock’s filings with the Securities and Exchange Commission, which are available at www.archrock.com. Except as required by law, Archrock expressly disclaims any intention or obligation to revise or update any forward-looking statements whether as a result of new information, future events or otherwise.

For information, contact:

Archrock, Inc.

INVESTORS

Megan Repine

VP of Investor Relations

281-836-8360

investor.relations@archrock.com

MEDIA

Andrew Siegel / Jed Repko / Kara Grimaldi

Joele Frank

212-355-4449